UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant  to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2009

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or jurisdiction of incorporation)	0-21321 (Commission File Number)	33-0175463 (I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 15, 2009, we disclosed unaudited financial information for the fourth quarter of 2008, in the press release attached hereto as Exhibit 99.1.

The information in this Item and Exhibit 99.1 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 15, 2009, we committed to a reduction in our worldwide workforce of approximately 10 percent, or a total of approximately 100 employees, in response to continuing deterioration in the lithography sector of the semiconductor capital equipment market.  As a result of this reduction in workforce, we expect to incur cash charges of approximately $4.5 million primarily for severance in the three months ending March 31, 2009.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In connection with the reduction in workforce, the Compensation Committee of our Board of Directors reduced the annual salaries of certain executive officers.  Effective January 19, 2009, the annual salaries of the following executive officers will be reduced to the amount set forth opposite such officer’s name:

Executive Officer	New Annual Salary	Percent Reduction
Robert P. Akins, Chairman of the Board and Chief Executive Officer	$532,950	15%
Edward J. Brown, Jr., President and Chief Operating Officer	$413,100	15%
Rae Ann Werner, Vice President, Corporate Controller and Chief Accounting Officer	$226,090	10%

On January 14, 2009, the Compensation Committee also approved the target dollar amounts for awards under our Long-Term Incentive Bonus Program (“LTIP”) for 2009.  The LTIP target dollar amounts for Mr. Akins and Mr. Brown have been reduced one third from their 2008 levels to $1,200,000 for Mr. Akins and $900,000 for Mr. Brown; the target dollar amount for Ms. Werner is unchanged from its 2008 level.  The LTIP target dollar amount for Paul B. Bowman who became our principal financial officer in December 2008 was set at $600,000.  The Compensation Committee also approved an amendment to the LTIP for 2009 that will result in our officers receiving restricted stock unit awards that vest over three years instead of stock options that vest over four years as half of their equity awards under the LTIP; the other half will continue to be comprised of performance-based restricted stock unit awards, the terms of which have not been changed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 15, 2009.

Forward Looking Statements

Statements in this report that are not strictly historical in nature are forward-looking statements.  These statements include statements regarding the expected costs of the reduction in workforce and amounts potentially realizable under the LTIP.  These statements are predictions based on current information and expectations that involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to our ability to achieve forecasted headcount reductions associated with the reduction in workforce and risks and uncertainties associated with our future operating results.  For a discussion of these and other factors which may cause actual events to differ from those projected, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Paul B. Bowman
Date: January 15, 2009		Paul B. Bowman Vice President and Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated January 15, 2009.